FIFTH AMENDMENT TO
                     TRANSACTIONAL LINE OF CREDIT AGREEMENT



         This FIFTH AMENDMENT TO TRANSACTIONAL LINE OF CREDIT AGREEMENT is made and entered into this 31st day of July, 1996 by and between THE MORGAN GROUP, INC., a Delaware corporation ("Company") and KEYBANK NATIONAL ASSOCIATION, formerly known as Society National Bank, Indiana, ("Bank").

                                    RECITALS

         A. On or about September 13, 1994, Company and Bank entered into a Transac- tional Line of Credit Agreement ("Agreement").

         B.       On or about September 26, 1994, the Agreement was amended.

         C. On or about May 12, 1995, the maturity date was extended by a Note Modifi- cation Agreement.

         D. On or about July 28, 1995, and again on May 8, 1996 the Agreement was amended.

         E. The parties wish to again amend the Agreement to extend the Termination Date.

         NOW, THEREFORE, in consideration of the covenants and agreements herein contained and other valuable consideration, the parties hereto agree that the Recitals above set forth are part of this amendment for all purposes and further agree as follows:

         1. The definition of "Termination Date" contained in Section 1.2 shall be deleted in its entirety and replaced with the following:

                  Termination Date shall mean April 30, 1997 or such earlier date that an acceleration has occurred pursuant to Article VIII of this Agreement.

          2. All other terms, provisions and conditions of the Transactional Line of Credit Agreement (as previously amended) are hereby ratified and shall continue in full force and effect.




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         IN WITNESS  WHEREOF,  the Company has hereunto set its hand by its duly authorized officers on the day and year first above mentioned and effective as of August 1, 1996.

                                      COMPANY:
                                      Morgan Group, Inc.


                                By: /s/ Richard B. DeBoer
                                    ------------------------------------------
                                    (Signature)

                                    Richard B. DeBoer, Chief Financial Officer
                                    ------------------------------------------
                                      (Typed or Printed Name and Office)



                                      BANK:
                                      KeyBank National Association


                                By: /s/ R. David Londergan, Jr.
                                    ------------------------------------------
                                    (Signature)

                                      R. David Londergan, Jr., V.P.
                                      ------------------------------------------
                                      (Typed or Printed Name and Office)







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